Investor Relations Contact:
John Lawlor, Cognos
613-738-3503
john.lawlor@cognos.com

Media Relations Contact:
Sean Reid, Cognos
613-738-1440 Ext. 3260
sean.reid@cognos.com

Cognos® Announces Results for the First Quarter of Fiscal Year 2006

Revenue Growth of 15 Percent, Earnings Growth of 18 Percent

Ottawa, Ontario & Burlington, Massachusetts, June 23, 2005 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars and in accordance with U.S. GAAP), the world leader in business intelligence (BI) and corporate performance management (CPM) solutions, today announced financial results for the first quarter of fiscal year 2006, ended May 31, 2005.

Revenue for the first quarter was $200.1 million, an increase of 15 percent compared with revenue of $173.6 million in the first quarter of last fiscal year. License revenue was $71.1 million, an increase of 8 percent from $66.1 million for the same period of last fiscal year.

Net income in the quarter was $23.8 million, an increase of 18 percent compared with $20.1 million in the first quarter of last fiscal year, resulting in diluted earnings per share of $0.25 in the first quarter of fiscal year 2006, versus $0.22 in the same period last fiscal year.

Highlights of the Quarter

•	Continued solid performance from Cognos ReportNet™ and Cognos Planning, with license revenue growth of 25 percent and 24 percent, respectively, compared with the first quarter of last fiscal year;

•	668 contracts greater than $50,000, an increase of 17 percent over the first quarter of last year; 104 contracts greater than $200,000, up 14 percent over last year;

•	Major customer contracts from such leading organizations as the Arkansas Department of Education, Australian Department of Defence, Behn Meyer, DaimlerChrysler Services, New York State Education Department, Pennsylvania Department of Public Welfare, PMI, Singapore Management University, SSA Global Technologies, Travelocity, U.S. Department of Navy, and WestJet;

•	Cognos 8 commenced first round of beta trials on schedule in the first quarter and advanced to general field beta trial in early June.

“The fundamentals of the business are strong,” said Cognos President and CEO Rob Ashe. “While revenue was below our expectation in the quarter, our performance in the key strategic areas of Cognos ReportNet and Enterprise Planning was solid, our sales pipeline is healthy, and our product offering is the strongest in the industry. I remain very confident in our position as we move forward.”

Cognos has repurchased $45 million worth of shares to date under the current Normal Course Issuer Bid, which expires on October 8th, 2005. The intention is to continue to repurchase shares when market conditions warrant, and the Company’s board of directors yesterday approved additional purchases up to a total of $100 million under the current program.

Business Outlook

Management offers the following outlook for the second quarter of fiscal year 2006:

•	Revenue is expected to be in the range of $207 million to $215 million;

•	Diluted earnings per share are expected to be in the range of $0.28 to $0.31.

Management offers the following outlook for the full fiscal year 2006, ending February 28, 2006:

•	Revenue is expected to be in the range of $915 million to $930 million;

•	Diluted earnings per share are expected to be in the range of $1.52 to $1.58.

Cognos management will hold a webcast and conference call to present results for the first quarter of fiscal year 2006 and business outlook at 5:15 p.m. Eastern Time today, June 23, 2005. The webcast and an archive of the webcast may be accessed at www.cognos.com/company/investor/events/fy06q1/index.html . The conference call may be accessed at 416-640-1907. A replay of the conference call will be available until July 6, 2005 at 416-640-1917, passcode 21126553#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, among other things, the Company’s expectations with respect to future growth and business outlook, including revenue and earnings for the second quarter of fiscal year 2006 and the full fiscal year ending February 28, 2006; the sales pipeline; our product offering; and our market and competitive position.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the Company’s ability to maintain or accurately forecast revenue growth or to anticipate and accurately forecast a decline in revenue from any of its products or services; a continuing increase in the number of larger customer transactions and the potential for a related lengthening of sales cycles; the Company’s ability to compete in an intensely competitive market; the Company’s ability to develop and introduce new products and enhancements on schedule that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; the Company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; continued BI market consolidation and other competitive changes in the BI market; fluctuations in the Company’s quarterly and annual operating results; currency fluctuations; fluctuations in the Company’s tax exposure; the impact of global economic conditions on the Company’s business; unauthorized use or misappropriation of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws of foreign jurisdictions; the Company’s ability to identify, pursue, and complete acquisitions with desired business results; and the existence of regulatory barriers to integration; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos

Cognos, the world leader in business intelligence and corporate performance management, delivers software and services that help companies drive, monitor and understand corporate performance. Cognos delivers the next level of competitive advantage – Corporate Performance Management (CPM) – achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 23,000 customers in over 135 countries. Cognos enterprise business intelligence and performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos web site at www.cognos.com.

Cognos, the Cognos logo and ReportNet are registered trademarks of Cognos Incorporated in the United States and/or other countries.

Note to Editors: Copies of previous Cognos press releases and corporate and product information are available on the Cognos web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

SUPPLEMENTARY INFORMATION (unaudited):

	FY2005				FY2006

	Q1	Q2	Q3	Q4	Q1

Total License Revenue ($000s)	66,070	75,362	91,580	129,946	71,146

Year-Over-Year License Revenue Growth	14%	21%	26%	39%	8%

Geographic Distribution

Total Revenue ($000s)
Americas	104,831	110,240	121,503	141,189	115,516
Europe	54,989	57,952	69,308	94,145	66,461
Asia/Pacific	13,799	17,028	19,555	20,992	18,098

% of Total
Americas	60%	60%	58%	55%	58%
Europe	32%	31%	33%	37%	33%
Asia/Pacific	8%	9%	9%	8%	9%

Year-Over-Year Revenue Growth - Total
Americas	16%	15%	26%	23%	10%
Europe	17%	22%	18%	26%	21%
Asia/Pacific	3%	17%	13%	63%	31%

Pro Forma Year-Over-Year Revenue Growth - In Local Currency
Americas	15%	14%	25%	22%	9%
Europe	7%	11%	7%	19%	17%
Asia/Pacific	(9%)	10%	7%	61%	26%

Orders (License, Support, Services)
> $ 1M	8	7	15	18	6
> $200K	91	109	127	208	104
> $ 50K	569	655	709	1,215	668

Average Selling Price (License Orders only) ($000s)
> $ 50K	169	176	183	207	175

New vs Existing License Revenue - % of Total
New	31%	38%	32%	37%	32%
Existing	69%	62%	68%	63%	68%

Channel — License Revenue - % of Total
Direct	73%	73%	74%	77%	68%
Third Party	27%	27%	26%	23%	32%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	416,362	440,410	439,367	522,900	496,036
Days sales outstanding	55	56	61	67	63
Total employees	3,027	3,062	3,346	3,393	3,408

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)
(Unaudited)

	Three Months Ended May 31,

	2005	2004

Revenue
Product license	$ 71,146	$ 66,070
Product support	88,505	74,787
Services	40,424	32,762

Total revenue	200,075	173,619

Cost of revenue
Cost of product license	1,222	621
Cost of product support	8,882	7,175
Cost of services	32,090	25,475

Total cost of revenue	42,194	33,271

Gross margin	157,881	140,348

Operating expenses
Selling, general, and administrative	103,013	90,645
Research and development	28,874	24,325
Amortization of acquisition-related intangible assets	1,637	1,236

Total operating expenses	133,524	116,206

Operating income	24,357	24,142
Interest and other expenses	(339)	(71)
Interest income	3,119	1,404

Income before taxes	27,137	25,475
Income tax provision	3,312	5,350

Net income	$ 23,825	$ 20,125

Net income per share
Basic	$0.26	$0.22

Diluted	$0.25	$0.22

Weighted average number of shares (000s)
Basic	91,078	90,091

Diluted	93,897	92,692

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)
(Unaudited)

	May 31, 2005	February 28, 2005

Assets
Current assets
Cash and cash equivalents	$377,426	$ 378,348
Short-term investments	118,610	144,552
Accounts receivable	138,974	189,602
Prepaid expenses and other current assets	17,150	18,941
Deferred tax assets	2,238	3,856

	654,398	735,299
Fixed assets, net	71,377	73,566
Intangible assets, net	25,657	27,234
Other assets	6,107	6,378
Goodwill	221,359	221,490

	$978,898	$1,063,967

Liabilities
Current liabilities
Accounts payable	$ 21,982	$ 30,705
Accrued charges	22,051	31,047
Salaries, commissions, and related items	52,574	91,010
Income taxes payable	2,657	21,148
Deferred revenue	200,852	217,153

	300,116	391,063
Deferred income taxes	11,561	17,083

	311,677	408,146

Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital (May 31, 2005 - 90,981,065; February 28, 2005 - 91,070,967)	262,896	252,561
Treasury shares (May 31, 2005 - 36,978; February 28, 2005 - 46,375)	(894)	(1,199)
Deferred stock-based compensation	(109)	(277)
Retained earnings	402,258	402,020
Accumulated other comprehensive income	3,070	2,716

	667,221	655,821

	$978,898	$1,063,967

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)
(Unaudited)

	Three Months Ended May 31,

	2005	2004

Cash flows from operating activities
Net income	$ 23,825	$ 20,125
Non-cash items
Depreciation and amortization	7,165	6,498
Amortization of deferred stock-based compensation	168	185
Amortization of other deferred compensation	—	7
Deferred income taxes	(3,889)	1,016
Loss on disposal of fixed assets	87	1

	27,356	27,832
Change in non-cash working capital
Decrease in accounts receivable	46,835	44,933
Decrease in prepaid expenses and other current assets	1,423	870
Decrease in accounts payable	(8,043)	(6,967)
Decrease in accrued charges	(8,003)	(3,195)
Decrease in salaries, commissions, and related items	(36,133)	(15,743)
Decrease in income taxes payable	(17,943)	(2,092)
Decrease in deferred revenue	(10,825)	(12,549)

Net cash provided by (used in) operating activities	(5,333)	33,089

Cash flows from investing activities
Maturity of short-term investments	127,925	145,593
Purchase of short-term investments	(101,983)	(71,395)
Additions to fixed assets	(4,756)	(3,073)
Additions to intangible assets	(245)	(69)
Decrease in other assets	245	—
Acquisition costs, net of cash and cash equivalents	131	—

Net cash provided by investing activities	21,317	71,056

Cash flows from financing activities
Issue of common shares	12,307	10,289
Repurchase of shares	(25,254)	(9,989)

Net cash provided by (used in) financing activities	(12,947)	300

Effect of exchange rate changes on cash	(3,959)	(1,834)

Net increase (decrease) in cash and cash equivalents	(922)	102,611
Cash and cash equivalents, beginning of period	378,348	224,830

Cash and cash equivalents, end of period	377,426	327,441
Short-term investments, end of period	118,610	88,921

Cash, cash equivalents, and short-term investments, end of period	$ 496,036	$416,362